EXHIBIT 10.2

                              LICENSING AGREEMENT

         This Licensing Agreement ("Agreement") is made on this 24th day of February 2006, between Scientific Sports Nutrition (hereinafter referred to as "SSN"), located at 225 Long Ave Hillside NJ 07205 and Xenacare Holdings (hereinafter referred to as "Licensor"), located at 7700 Congress Avenue Boca Raton,Florida, the both of which will be considered the parties herein ("Parties").

         WHEREAS, Licensor is the sole owner of the formula Xenazyme, hereinafter referred to as the "Formula";

         WHEREAS, Licensor has all necessary power and authority to grant to SSN the rights and privileges granted pursuant to this Agreement; WHEREAS, SSN desires to market, distribute, and sell a product that utilizes the Formula; and

         WHEREAS; Licensor is willing to grant such a license to SSN upon the terms and conditions as hereinafter set forth.

         NOW, THEREFORE, in consideration of the covenants and obligations set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                            ARTICLE ONE. DEFINITIONS

         For purposes of this Agreement, each of the following terms shall have the meaning respectively assigned thereto:

1.1. PRODUCT: "Product" means Mass Oxygen Volumizer, which will contain the Formula, for use in humans developed and formulated by Dr. Xenakis

1.2. FORMULA: "Formula" means Xenazyme, a dietary supplement formulation containing, among other ingredients, calcium, a special enzyme blend, gotu kola, and marshmallow root.

1.3. TERRITORY: "Territory" means all of the markets throughout the world.

1.4. KNOW-HOW: "Know How" means information, studies and data available with and/or owned by Licensor relating to the Formula.

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                          ARTICLE TWO. GRANT OF LICENSE

2.1 Licensor hereby licenses and grants to SSN, its successors and assigns, the exclusive right to use the Formula in the Territory, subject only to the rights of Licensor as hereafter set forth. SSN shall have the right to grant sublicenses under this Agreement, but only to the extent such sublicenses are granted to entities in which it has an ownership interest.

2.2 Licensor shall make available to SSN in writing, during the lifetime of this Agreement further relevant information and data in its possession and at its free disposal such information and data which can be useful for the development, formulation, promotion, distribution and sale of the Product by SSN. All such Know How, information, and data shall be included herein without any alteration in royalty payments under the condition that SSN pays royalties as outlined below to Licensor. SSN shall use the Know How and further information and data solely for purposes consistent with the character of this Agreement.

2.3 With regard to the possibility of necessary applications for health registration of Product, SSN will carry out all necessary development work at its own responsibility and at its own expense. SSN will be solely responsible for compliance with all applicable regulatory requirements concerning approval with respect to the uses of the Product. Licensor shall at SSN' request cooperate with SSN in its efforts to resolve regulatory questions or issues as they arise.

                            ARTICLE THREE. ROYALTIES

3.1 SSN shall pay to Licensor a royalty for the use of the Formula, determined to be $.65 per bottle sold of the Product, regardless of bottle size.

3.2 The royalties hereinabove set forth shall be paid within sixty (60) days after the end of each calendar quarter in which the Product is sold.

3.3 Concurrently with the submission of royalty payments, SSN shall furnish to Licensor a full and complete statement indicating the amount of such royalty and the basis on which such royalty is calculated, together with such additional information as Licensor may from time to time reasonably request in order to confirm that the royalty payments conform to this Agreement.

3.4 Licensor or anyone designated in writing by Licensor shall have the right to examine the books and records of SSN, at reasonable times and upon reasonable notice, to such limited extent as may be necessary to determine the accuracy or inaccuracy of the royalty being paid. Licensor or anyone designated in writing by Licensor shall have the right to examine or make any necessary copies of such books, documents and other material for so long as the Agreement is in effect. Licensor shall not have the right to inspect SSN' general ledger, financial statements or any books, documents or other tangible or retrievable material not specifically relating to the sales of Product as contemplated under this Agreement. Licensor acknowledges that SSN' records are strictly confidential, and neither Licensor nor its representative(s) shall reveal any of the contents


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of such records to third parties except insofar as necessary to enforce
Licensor's rights under this Agreement.

                       ARTICLE FOUR. TERM AND TERMINATION

4.1 The term of this Agreement shall be effective on the day of signature by both parties (hereinafter referred to as the "Effective Date").

4.2 This Agreement shall remain in full force and effect unless otherwise cancelled as provided in Article 4.3 below, as long as SSN or any subsidiary thereof or its successors or assigns, is using the Formula.

4.3 This Agreement shall be subject to termination by SSN or Licensor upon default by the other party in the performance of any of the terms, conditions, or covenants of this Agreement and failure to remedy said default within thirty
(30) days after written notice to demand. This Agreement may also be terminated by mutual written consent of the Parties or by SSN, in its sole discretion, without cause at any time.

4.4 Upon the expiration or termination of this Agreement for any reason whatsoever all royalties due to Licensor prior to the date of expiration or termination shall be paid within ninety (90) days of said expiration or termination.

4.5 Termination of this Agreement pursuant to the terms and conditions hereof shall be without prejudice to the terminating party's other rights and remedies at law or in equity.

                  ARTICLE FIVE. WARRANTIES AND REPRESENTATIONS

5.1 SSN warrants that the Product shall be developed and distributed in compliance with all applicable laws, rules and regulations.

5.2 SSN shall use its best efforts to promote the sale of the Product at SSN's expense and shall market and sell the Product as widely as possible in the Territory.

5.3 The execution, delivery or performance of this Agreement do not conflict with, violate, or breach any agreement to which SSN is a party. This Agreement has been duly executed and delivered by SSN and is a legal, valid and binding obligation enforceable against SSN in accordance with its terms.

5.4 Licensor warrants and represents that the Formula shall be developed and distributed in compliance with all applicable laws, rules and regulations.

5.5 Licensor warrants and represents that it is the owner of the Formula and has the right to grant a license to the use of said Formula.

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5.6 The execution, delivery or performance of this Agreement do not conflict with, violate, or breach any agreement to which Licensor is a party. This Agreement has been duly executed and delivered by Licensor and is a legal, valid and binding obligation enforceable against Licensor in accordance with its terms.

                          ARTICLE SIX. INDEMNIFICATION

6.1 The Parties do hereby indemnify and hold harmless each other, their directors, officers, employees, agents, officials and related entities controlled directly or indirectly by them from and against any and all losses, liabilities, damages, and expenses (including reasonable attorney's fees and expenses as incurred) which it or any of them may incur or be obligated to pay in any action, claim or proceeding against them or any of them whether or not litigation is instituted, for or by reason of acts, whether of omission or commission, that may be committed or suffered by it or any of its servants, agents or employees in connection with its performance, representations or warranties under this Agreement. The provisions of this paragraph and obligations hereunder shall survive any expiration or termination of this Agreement.

6.2 Licensor does hereby indemnify and hold SSN, its directors, officers, employees, agents, officials, and related entities controlled directly or indirectly by them harmless from and against any and all losses, costs, liabilities, damages, and fees or expenses (including reasonably attorney's fees and expenses as incurred) which SSN may incur or be obligated to pay in any action, claim or proceeding against SSN, whether or not litigation is instituted, arising out of any claim relating to personal injury from failure of the Formula or by Licensor to formulate such Product in a safe manner. The provisions of this paragraph and obligations hereunder shall survive any expiration or termination of this Agreement.

6.3 Each party shall give the other party prompt written notice of any claims falling within the scope of the foregoing indemnification provision and shall not take any action with respect thereto or enter into any settlement thereof without the prior written consent of the other, which consent will not be unreasonably withheld. Each party shall cooperate in good faith with the other party in the defense of any such claim, and each party shall keep the other party fully informed with respect to the progress of any suits in which the other party is not participating. The above notwithstanding, each indemnified party shall have the right, but not the obligation, at is own option and expense, to be represented in any action or proceeding brought against it that is subject to the foregoing indemnity provision.

                         ARTICLE SEVEN. CONFIDENTIALITY

7.1 Throughout the term and at all times thereafter, Licensor and SSN agree not to disclose to others or to use any confidential or proprietary information or property of the other acquired hereunder or in connection herewith, except as authorized herein or in advance in writing to the disclosing party, and both shall keep and shall require their respective directors, officers, employees and


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agents to keep confidential such information, including, but not limited to, all designs, sketches, drawings, financial and marketing information, customer lists and other non-public business and financial information. The foregoing restrictions shall not apply to confidential information which is or was learned, acquired or developed independently by the receiving party, or which is known publicly. The provisions of this paragraph and each party's obligations hereunder shall survive any termination or expiration of this Agreement.

7.2 SSN and Licensor specifically covenant and agree to maintain as strictly confidential and secret, and not to disclose to anyone, any or all information obtained or received from Licensor relating to the Formula. During the life of this Agreement, Licensor shall not disclose to any party, other than designated representatives of SSN, the Formula or anything related thereto.

                          ARTICLE EIGHT. MISCELLANEOUS

8.1 Nothing in this Agreement shall be construed to make the Parties agents of each other, partners or joint venturers or to permit either party to bind the other to any agreement. The Parties intend that the relationship between them created under this Agreement is that of an independent contractor only.

8.2 Every notice or other communication required or contemplated by this Agreement by either party shall be delivered either by: (i) personal delivery;
(ii) postage prepaid return receipt requested, certified mail, or the equivalent of certified mail under the laws of the country where mailed; and (iii) facsimile confirmed as received, followed by postage prepaid regular mail addressed to the party for whom intended at the following address:

         To Licensor:
Xenacare Holdings
7700 Congress Avenue
Suite 3208
Boca Raton,Florida 33487


         To SSN:
Scientific Sports Nutrition
225 Long Avenue
Hillside,N.J.07205

                                    __________________

or at such other address as the intended recipient previously shall have designated in writing to the other party. Notice by certified mail shall be effective on the date it is officially recorded as delivered to the intended recipient by return receipt or equivalent, and in the absence of such record of delivery, the effective date shall be presumed to have been the fifth (5th ) business day after it was deposited in the mail. All notices and other communication required or contemplated by this Agreement delivered in person or


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sent by facsimile shall be deemed to have been delivered and received by the addressee on the date of personal delivery or on the date sent, respectively.

8.3 Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement should be found to be invalid under applicable law, such provision or portion of such provision shall be ineffective only to the extent of such invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

8.4 In case of circumstances beyond either party's reasonable control in any case including fire, all disturbances in traffic strikes, war, civil disorder, governmental regulations, and all other circumstances under which fulfillment of this Agreement, wholly or partly, cannot be reasonably required from such party, this fulfillment will be postponed as long as such circumstances continue.

8.5 The subject headings of the Articles of this Agreement are included for the purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

8.6 The parties shall each perform such acts, execute and deliver such instruments and documents and do all such other things as may be reasonably necessary to accomplish the transactions contemplated by this Agreement.

8.7 The validity, construction and enforceability of this Agreement shall be governed in all respects by the laws of the state of New Jersey, without reference to conflict of laws principals. Licensor agrees to submit to the personal jurisdiction of any court of competent subject matter jurisdiction in the state of New Jersey. In the event of any dispute, claim, question, or disagreement arising out of or relating to this Agreement or the breach thereof, the Parties shall use commercially reasonable efforts to settle such disputes, claims, questions or disagreement. If they do not reach such settlement within a period of thirty (30) days, any dispute arising with respect to this agreement, or the making or validity thereof, or its interpretation, or any breach thereof, shall be determined and settled by binding arbitration in or as close as possible to Hillside, New Jersey before the American Arbitration Association in accordance with the provisions of the tribunal's then applicable Commercial Arbitration Rule. Notice of the demand for arbitration shall be made in writing to the other party to this Agreement and to the arbitral tribunal. Either party may also seek such interim or provisional relief from the arbitral tribunal or a state or federal court of competent jurisdiction in the State of New Jersey. Any award rendered shall be final and conclusive upon the parties and a judgment thereon may be entered in any court having competent jurisdiction. The costs of arbitration, excluding the Parties' legal fees, for which each respective party will be solely responsible, shall be borne as directed by the arbitrators.

8.8 This Agreement sets forth the entire understanding and supersedes all prior and contemporaneous agreements, whether oral or written, between the Parties relating to the subject matter contained herein and merges all prior and


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contemporaneous discussions between them. Neither party shall be bound by any definition, condition, representation, warranty, covenant or provision other then as expressly stated in or contemplated by this Agreement or as subsequently shall be set forth in writing and executed by an authorized representative of the party to be bound.

8.9 Neither party to this Agreement may assign its rights or obligations hereunder in whole or in part, whether by operation of law or otherwise, without the express written consent of the other party. All unauthorized assignments shall be void.

8.10 All waivers hereunder must be made in writing, and failure at any time to require the other party's performance of any obligation under this Agreement shall not affect the right subsequently to require performance of any obligation. No waiver of any breach of any provision of this Agreement shall be construed as a waiver of any continuing or succeeding breach of such provision or a waiver or modification of the provision.

8.11 This Agreement may be executed in any number of counterparts, and each counterpart shall constitute an original instrument, but all such separate counterparts shall constitute only one and the same instrument.

            IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement in duplicate and in the manner legally binding upon them.

LICENSOR

By:          /S/ Jerry Rayman
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Date:    Feb, 24,2006


Scientific Sports Nutrition

By:          /S/    Frank W. Rizzo
             ----------------------------------------
Title:              President

Date:    Feb. 24, 2006

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